  As filed with the Securities and Exchange Commission on December 3, 1999.

                                                     Registration No. __________

               --------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                          QUINTEL COMMUNICATIONS, INC.
               (Exact name of issuer as specified in its charter)

       DELAWARE                                           22-3322277
   -------------------------                              ----------
   (State or other jurisdic-                              (I.R.S. Employer
     tion of incorporation                                Identification No.)
   or organization)

                             -----------------------

                               ONE BLUE HILL PLAZA
                           PEARL RIVER, NEW YORK 10965
                    (Address of principal executive offices)

                             -----------------------

                          QUINTEL COMMUNICATIONS, INC.
                 1996 STOCK OPTION PLAN, AS AMENDED AND RESTATED
                            (Full title of the plan)

                             -----------------------

                             JEFFREY L. SCHWARTZ
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                          QUINTEL COMMUNICATIONS, INC.
                               ONE BLUE HILL PLAZA
                           PEARL RIVER, NEW YORK 10965
                                 (914) 620-1212
                      (Name, address and telephone number,
                   including area code, of agent for service)

                             -----------------------

                                    Copy to:
                              MURRAY L. SKALA, ESQ.
               Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP
                              750 Lexington Avenue
                            New York, New York 10022

                             --------------------
        Approximate date of commencement of proposed sale to the public:
                           FROM TIME TO TIME AFTER THE
                    REGISTRATION STATEMENT BECOMES EFFECTIVE.
                             --------------------

                         CALCULATION OF REGISTRATION FEE

                                           PROPOSED        PROPOSED
  TITLE OF                                 MAXIMUM         MAXIMUM
SECURITIES           AMOUNT                OFFERING        AGGREGATE              AMOUNT OF
  TO BE              TO BE                 PRICE           OFFERING               REGISTRATION
REGISTERED           REGISTERED            PER SHARE       PRICE                  FEE
Common Stock         1,600,000(1)          $7.125          $11,400,000(2)         $3,010
($.001 par           shares
 value)

------

(1) Represents shares underlying the Company's 1996 Stock Option Plan, as amended and restated to date (the "Plan"), for which no registration statement has been filed.

(2) Estimated solely for purposes of calculating the registration fee on the basis of the product resulting from multiplying 1,600,000 shares of Common Stock by $7.125, the average of the high and low sales prices of the shares of Common Stock, as reported on the Nasdaq National Market on November 29, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        THE CONTENTS OF THE REGISTRATION STATEMENT ON FORM S-8 (FILE NO.
         333-17585), FILED WITH THE COMMISSION ON DECEMBER 10, 1996, ARE
           HEREBY INCORPORATED BY REFERENCE, EXCEPT AS REVISED BELOW.

ITEM 3.             INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents filed with the Securities and Exchange Commission (the "Commission") by Quintel Communications, Inc., a Delaware corporation (referred to herein as either the "Company" or the "Registrant"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act"), are incorporated by reference in this Registration Statement:

            (a) The Company's Annual Report on Form 10-K for the year ended November 30, 1998, as amended.

            (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended February 28, May 31, and August 31, 1999, as well as a Current Report on Form 8-K, filed with the Commission on June 4, 1999.

            (c) The description of the Common Stock set forth in the Company's Registration Statement on Form 8-A filed October 23, 1995 and any amendment or report filed for the purpose of updating such description.

            All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.             INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Murray L. Skala, a director of the Company and a member of the firm of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP, the Company's legal counsel, has been granted by the Company options under the Plan to purchase up to 105,000 shares of the Company's Common Stock at varying exercise prices.

ITEM 9.                 EXHIBITS.

Exhibit Number                   Description of Exhibit
--------------                   ----------------------
4.1                              Quintel Communications, Inc. Amended and
                                 Restated 1996 Stock Option Plan (1)

4.2 Quintel Communications, Inc. Second Amended and Restated Stock Option Plan (2)

5*                               Opinion of Feder, Kaszovitz,
                                 Isaacson, Weber, Skala & Bass LLP

23.1*                            Consent of Pricewaterhouse Coopers L.L.P.

23.2*                            Consent of Feder, Kaszovitz,
                                 Isaacson, Weber, Skala & Bass LLP
                                 (contained in Exhibit 5)

----------------

*           Filed herewith.

(1) Included as an exhibit to the Registrant's Schedule 14A, the Registrant's Proxy Statement, filed with the Commission on July 21, 1997, and incorporated herein by reference.

(2) Included as an exhibit to the Registrant's Schedule 14A, the Registrant's Proxy Statement, filed with the Commission on August 20, 1999, and incorporated herein by reference.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pearl River and State of New York on the 3rd day of December, 1999.

                                       QUINTEL COMMUNICATIONS, INC.

                                       By: /s/ Jeffrey L. Schwartz
                                           ------------------------------------
                                           Jeffrey L. Schwartz
                                           Chairman and Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                                       TITLE                                            DATE
---------                                       -----                                            ----
/s/ Jeffrey L. Schwartz                         Chairman and Chief Executive
---------------------------------               Officer
Jeffrey L. Schwartz                             (Principal Executive Officer)                December 3, 1999


/s/ Jay Greenwald                               President, Chief Operating
---------------------------------               Officer and Director                         December 3, 1999
Jay Greenwald

/s/ Daniel Harvey                               Chief Financial Officer
---------------------------------               (Principal Financial and
Daniel Harvey                                   Accounting Officer)                          December 3, 1999


/s/ Andrew Stollman                             Senior Vice President,
---------------------------------               Secretary and Director                       December 3, 1999
Andrew Stollman


/s/ Michael G. Miller                           Director                                     December 3, 1999
---------------------------------
Michael G. Miller

/s/ Murray L. Skala                             Director                                     December 3, 1999
---------------------------------
Murray L. Skala

/s/ Edwin A. Levy                               Director                                     December 3, 1999
---------------------------------
Edwin A. Levy

/s/ Lawrence Burstein                           Director                                     December 3, 1999
---------------------------------
Lawrence Burstein

                                INDEX TO EXHIBITS

Exhibit Number        Description of Exhibit
--------------        ----------------------
4.1                   Quintel Communications, Inc. Amended and Restated
                      1996 Stock Option Plan (1)

4.2                   Quintel Communications, Inc.  Second
                      Amended and Restated Stock Option
                      Plan (2)

5*                    Opinion of Feder, Kaszovitz,
                      Isaacson, Weber, Skala & Bass LLP

23.1*                 Consent of Pricewaterhouse Coopers LLP

23.2*                 Consent of Feder, Kaszovitz,
                      Isaacson, Weber, Skala & Bass LLP
                      (contained in Exhibit 5)

----------------

*           Filed herewith.

(1) Included as an exhibit to the Registrant's Schedule 14A, the Registrant's Proxy Statement, filed with the Commission on July 21, 1997, and incorporated herein by reference.

(2) Included as an exhibit to the Registrant's Schedule 14A, the Registrant's Proxy Statement, filed with the Commission on August 20, 1999, and incorporated herein by reference.